UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

June 25, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 25, 2007, Rémy E. Burel voluntarily resigned from his position as the President, Europe & Rest of World of Spectrum Brands, Inc. (the "Company"). Mr. Burel will continue as an employee of Spectrum Brands GmbH until December 31, 2007, pursuant to the terms of the Amended and Restated Registered Director's Agreement with Spectrum Brands Europe GmbH, dated April 1, 2005, as amended by Amendment No. 1 dated June 30, 2005 (the "Burel Employment Agreement").

In connection with Mr. Burel's resignation, the Company anticipates that it and Mr. Burel will enter into a separation agreement, pursuant to which Mr. Burel will be entitled to receive substantially the same compensation and other benefits to which he would be entitled under the Burel Employment Agreement, upon the termination by Spectrum Brands Europe GmbH of his employment "without Cause." The Amended and Restated Registered Director's Agreement was filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company's Current Report on Form 8-K on April 7, 2005, and Amendment No. 1 was filed with the Securities and Exchange Commission as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q on August 12, 2005.

A copy of the press release announcing Mr. Burel's resignation is attached hereto as Exhibit 99.1.

In addition, on June 29, 2007, the Company and Kent J. Hussey, the Company's Chief Executive Officer, entered into an amendment of Mr. Hussey's Amended and Restated Employment Agreement, dated as of April 1, 2005 (the "Hussey Employment Agreement"). Effective as of May 23, 2007, the amendment revises the description of Mr. Hussey's duties to that of Chief Executive Officer of the Company, as well as modifies certain terms and conditions of the Hussey Employment Agreement, including to:

•	revise the term of his employment to extend from May 23, 2007 to May 22, 2008, subject to automatic renewal for additional 1-year periods unless terminated pursuant to the terms thereof;
•	entitle Mr. Hussey to a base salary of $750,000 and an annual incentive bonus, if any, calculated based on an increased percentage of his base salary;
•	replace the scheduled vesting provisions for Mr. Hussey's long-term incentive awards with provisions based on target performance requirements determined by the Board of Directors; and
•

in the event of a termination without cause or by reason of death or disability, additionally entitle Mr. Hussey to a pro-rata portion of the bonus that he would have earned for the fiscal year in which he was terminated and to immediate vesting of his long-term incentive awards.

The Hussey Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K on April 7, 2005.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the Company’s ability to reach satisfactory agreement with Mr. Burel. The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1      Press Release dated June 29, 2007 issued by Spectrum Brands, Inc. to announce Mr. Burel's resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ John T. Wilson
		Name:	John T. Wilson
		Title:	Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 29, 2007 issued by Spectrum Brands, Inc. to announce Mr. Burel's resignation.